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                                                                   EXHIBIT 5


             Opinion and consent of Brobeck, Phleger & Harrison LLP


                                February 6, 1997



ACT Networks, Inc.
188 Camino Ruiz
Camarillo, CA 93012


                Re:  ACT Networks, Inc. (the "Company")
                     Registration Statement for an increase of
                     500,000 Shares of Common Stock
                     -----------------------------------------

Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the additional 500,000 shares of Common Stock available for issuance under the Company's 1995 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.




                                     Very truly yours,


                                     /s/  BROBECK, PHLEGER & HARRISON LLP
                                     --------------------------------------
                                          BROBECK, PHLEGER & HARRISON LLP